Exhibit 23.2 - Consent of Independent Accountants

   We consent to the incorporation by reference in the Registration Statement of Congoleum Corporation on Form S-8 (File Nos. 33-97220 and 333-34653) of our report dated February 20, 1996 on our audit of the financial statements and financial statement schedule of Congoleum Corporation for the year ended December 31, 1995, which report is included as Exhibit 23.3 in this Form 10-K.


COOPERS & LYBRAND L.L.P.
Philadelphia, Pennsylvania
March 24, 1998